Exhibit 5.1

Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

December 22, 2023

HOOKIPA Pharma Inc.

350 Fifth Avenue, 72nd Floor, Suite 7240

New York, New York 10118

Re:         Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on December 22, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 15,000,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), to be sold by the selling stockholder listed in the Registration Statement under “Selling Stockholder.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP